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                                                           EXHIBIT (a)(10)

                                October 18, 1996

        RE: Consent Solicitation Pertaining to our Series A & Series B Convertible Preferred Stock and Warrants to Purchase Series B Convertible Preferred Stock.

Dear Security Holder:

        This letter supplements our Consent Solicitation Statement dated September 23, 1996 (the "Consent Solicitation Statement") regarding the above-referenced securities and clarifies, modifies and/or supersedes, as indicated, certain information contained therein. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Consent Solicitation Statement.

        The Expiration Date set forth in the Consent Solicitation Statement has been extended from October 21, 1996 to October 28, 1996. Accordingly, the Solicitation will expire at 5:00 p.m., Arizona time, on October 28, 1996.

        Page 2 of the Consent Solicitation Statement included a statement to the effect that the Consent Solicitation Statement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and implies that such statements are protected by the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act"). The staff of the Securities and Exchange Commission has advised the Company that this transaction constitutes a tender offer which is not afforded the protection of the Act in respect of forward-looking statements.

        Paragraph 2 under the caption "Effectiveness of the Proposals" on Page 9 of the Consent Solicitation Statement requires that a holder of Series B Warrants who is also a Holder of Preferred Shares must consent to the Proposals with respect to all of such Holder's Series B Warrants and Preferred Shares, including Preferred Shares held by all affiliates or other persons controlled by or managed by such persons, in order to receive the benefits offered pursuant to the Consent Solicitation Statement. As a matter of clarification, the Company is only requiring that

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October 18, 1996
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Holders consent as to all Series B Warrants and Preferred Shares beneficially owned by them.

        With respect to the Proposals, we supplementally advise you that we believe that the consents requested in the Consent Solicitation Statement are in the nature of amendments to existing agreements, specifically, the Preferred Stock Investment Agreements, or waivers of rights under the Company's Articles of Incorporation, in each case which do not create a new class of preferred stock requiring stockholder approval under Indiana law. However, the Company has not received an opinion of independent Indiana counsel to this effect.

        As set forth in Section 2.3(a) of the Warrant Agreement (Appendix A to the Consent Solicitation Statement), the Company may redeem such Warrant, on the terms and conditions set forth in such Section, only to the extent such Warrant has not yet been exercised by the holder, and only to the extent then exercisable. Thus, the Company may not redeem any portion of the Warrant which is not then exercisable, and such unexercised portion will continue in effect in accordance with its terms provided the related Preferred Stock continues to be held by the Holder, even though the portion then exercisable may have been redeemed.

        Section 2.3(b) of such Warrant Agreement provides that the Company shall mail, by first class postage period, notice of redemption at least five business days prior to the date fixed for such redemption. Rather than use the mails, the Company will provide any such notice of redemption to the Warrant holders by facsimile and/or overnight delivery.

        Section 10(b) of such Warrant Agreement provides that the Company will utilize its reasonable best efforts to cause a Registration Statement to be filed under the Securities Act for the purpose of registering the Shares issuable upon exercise of the Warrant for resale by the Warrant holder and to cause such Registration Statement to become effective on or before 180 days following the Deemed Issuance Date. Section 10(e) also provides that the Company will use its best efforts to keep such Registration Statement effective until December 31, 1998 or such earlier date as all Common Shares covered by such Registration Statement have been disposed of pursuant thereto. Please be advised that the Company will not exercise its right to redeem any such outstanding Warrant if the Common Shares issuable upon exercise of such Warrant are not registered for resale by such holders at the time notice of redemption is given by the Company and during the five day period thereafter.
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October 18, 1996
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        If you have any questions regarding the foregoing or the Consent
Solicitation Statement, please call Douglas J. Reich, General Counsel of the Company, at 602-952-5500.

                                        Very truly yours,

                                        /s/ David E. Deeds

DED:mmb